UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2016
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MasterCard Incorporated (Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-32877 (Commission File Number)	13-4172551 (IRS Employer Identification No.)
2000 Purchase Street Purchase, New York (Address of principal executive offices)	10577 (Zip Code)
(914) 249-2000 (Registrant’s telephone number, including area code)
NOT APPLICABLE (Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 28, 2016, MasterCard Incorporated (“MasterCard”) held its 2016 annual meeting of stockholders (the “Annual Meeting”). Holders of MasterCard’s Class A common stock, par value $0.0001 (“Class A common stock”) at the close of business on April 29, 2016 (the “Record Date”) were entitled to vote at the Annual Meeting. A total of 967,765,771 shares of Class A common stock, constituting a quorum, were represented in person or by proxy at the Annual Meeting. The votes cast with respect to the matters voted upon at the Annual Meeting are set forth below:

1. The holders of Class A common stock elected the following 12 director nominees to serve on the Board as directors for a one-year term expiring on the date of MasterCard’s 2017 annual meeting of stockholders:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Richard Haythornthwaite	906,889,625	1,051,831	492,986	59,331,329
Ajay Banga	907,404,958	551,723	477,761	59,331,329
Silvio Barzi	907,341,364	598,887	494,191	59,331,329
David R. Carlucci	907,198,065	742,963	493,414	59,331,329
Steven J. Freiberg	906,806,735	1,126,056	501,651	59,331,329
Julius Genachowski	907,546,735	392,122	495,585	59,331,329
Merit E. Janow	905,022,900	2,931,396	480,146	59,331,329
Nancy J. Karch	907,051,582	890,026	492,834	59,331,329
Oki Matsumoto	631,874,839	272,563,966	3,995,637	59,331,329
Rima Qureshi	907,478,538	425,105	530,799	59,331,329
José Octavio Reyes Lagunes	906,876,534	1,035,519	522,389	59,331,329
Jackson Tai	903,939,048	3,965,037	530,357	59,331,329

2. The holders of Class A common stock approved MasterCard’s executive compensation on an advisory basis:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
875,520,458	29,809,012	3,104,972	59,331,329

3. The holders of Class A common stock ratified the appointment of PricewaterhouseCoopers LLP as MasterCard’s independent registered public accounting firm for 2016:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
955,251,538	11,860,582	653,651	—

Item 8.01  Other Events.

On June 28, 2016, at the Annual Meeting, Oki Matsumoto was elected to serve on the Board as a new director. Effective upon election, the Board appointed Mr. Matsumoto to its Human Resources and Compensation Committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date:	June 28, 2016	By:	/s/ Janet McGinness
Janet McGinness
Corporate Secretary